Exhibit 10.1

LEE ENTERPRISES, INCORPORATED

1990 LONG-TERM INCENTIVE PLAN

(Effective October 1, 1999,

As amended effective January 10, 2008)

Section 1: GENERAL PROVISIONS

1.1 Purposes

The purposes of the 1990 Long-Term Incentive Plan, as amended, restated and extended (the “Plan”) of Lee Enterprises, Incorporated (the “Company”) are to promote the interests of the Company and its stockholders by (i) attracting and retaining executives and other key employees of outstanding ability; (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team; (iii) motivating executives and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling such employees to participate in the long-term growth and financial success of the Company.

1.2 Definitions

“Affiliate” - means any corporation or other entity (i) which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has representation on the board of directors or any similar governing body; and (ii) which is designated by the Board of Directors as an “Affiliate” for purposes of this Plan.

“Award” - means a grant or award under Sections 2 through 3, inclusive, of the Plan.

“Board of Directors” - means the board of directors of the Company.

“Code” - means the Internal Revenue Code of 1986 as amended from time to time.

“Committee” - means the Executive Compensation Committee of the Board of Directors.

“Common Stock” - means the Common Stock, $2.00 par value, of the Company, which may be authorized and unissued shares or may be reacquired shares of such Common Stock, together with a Preferred Share Purchase Right.

“Corporation” - means the Company, its divisions, Subsidiaries and Affiliates.

“Class B Common Stock” - means the Class B Common Stock, $2.00 par value, of the Company.

“Common Shares” - means the shares of Common Stock and Class B Common Stock treated as one class.

“Disability Date” - means the date on which a Participant is deemed disabled under the employee benefit plans of the Corporation applicable to the Participant.

“Employee” - means any key employee of the Corporation.

“Fair Market Value” - means, as the Committee shall determine, either (i) the average of the high and low prices of the Common Stock, or (ii) the closing price of the Common Stock, on the date on which it is to be valued hereunder as reported for New York Stock Exchange-Composite Transactions.

“Non-Employee Director” - has the meaning set forth in Rule 16b-3(3)(i) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

“Normal Retirement Date” - has the meaning set forth in the pension or retirement plan of the Corporation applicable to the Participant, or such other date as may be mutually agreed upon in writing by the Committee and the Participant.

“Participant” - means an Employee who is selected by the Committee to receive an Award under the Plan.

“Preferred Share Purchase Right” - means the right to the holders of “Common Stock” issued pursuant to the Plan to purchase from the Company one one-thousandth of a share of Series A Participating Convertible Preferred Stock, without par value, of the Company at a price of $150.00 per one one-thousandth of a Preferred Share, subject to adjustment in a “Change of Control”.

“Restricted Period” - means a period of three (3) years, or such other period of years selected by the Committee, during which a grant of Restricted Stock may be forfeited to the Company.

“Restricted Stock” - means shares of Common Stock contingently granted to a Participant under Section 3 of the Plan.

“Stock Appreciation Rights” - shall have the meaning specified in Section 1.6(b).

“Subsidiary” - means any corporation in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock having voting power; provided that with respect to incentive stock options granted hereunder, the term “subsidiary” shall be as defined in Section 425(f) or any successor provision of the Code.

1.3 Administration

The Plan shall be administered by the Committee, which shall at all times consist of three (3) or more members, each of whom shall be a Non-Employee Director. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not executive officers or directors of the Company, provided the Committee shall fix the maximum amount of such Awards for the group and a maximum amount for any one Participant. The Committee’s decisions are binding upon all parties.

1.4 Eligibility

All Employees who have demonstrated significant management potential or who have contributed, or are deemed likely to contribute, in a substantial measure to the successful performance of the Corporation, as determined by the Committee, are eligible to be Participants in the Plan.

1.5 Shares Reserved

(a) There shall be reserved for issuance pursuant to the Plan a total of three million two hundred fifty thousand (3,250,000) shares of Common Stock, together with sufficient shares to cover outstanding grants under (i) the Company’s 1982 Incentive Stock Option Plan and (ii) the Plan as of October 1, 1999. In the event that (x) a stock option expires or is terminated unexercised as to any shares covered thereby, (y) shares are forfeited for any reason under the Plan, or (z) shares are tendered as consideration for the exercise of options under Section 2.3 or for withholding of taxes under Section 1.7, such shares shall thereafter be again available for issuance pursuant to the Plan. In the event that a stock option is surrendered for payment pursuant to Section 1.6(b) hereof, the shares covered by the stock option shall not thereafter be available for issuance pursuant to the Plan.

(b) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable to accomplish fairly the purposes of the Plan and to preserve the intended benefits of the Plan to the Participants and the Corporation, as to the number (including the number specified in Section 1.5(a) above) or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding stock options, the option prices thereof, and the number of outstanding Awards of other types.

1.6 Change of Control

(a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

any stock options and Stock Appreciation Rights outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; and

the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant; provided, that, if payment of cash under this paragraph would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for such cash payment would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to this paragraph, Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

(b) Notwithstanding any other provision of the Plan to the contrary, during the 60-day period from and after a Change of Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant (or, with respect to Stock Options outstanding as of May 7, 1998, on May 7, 1998), an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 1.6(b) shall have been exercised (“Stock Appreciation Rights”). Notwithstanding the foregoing, if any right granted pursuant to this Section 1.6(b) would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder or, if payment of such Common Stock would similarly make such transaction ineligible for pooling of interests accounting, eliminate such right.

(c) For purposes of the Plan, “Change of Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange — Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of incentive stock options and Stock Appreciation Rights relating to incentive stock options, the Change of Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such incentive stock option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

(d) For purposes of this Plan, a “Change of Control” means:

(i)

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership” of 15% or more of the Common Shares; provided, however, that for purposes of this subsection (i), the following acquisitions constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (D) any acquisition by a Person of Beneficial Ownership of less than 25% of the Common Shares if such Person reports, or is required to report such Beneficial Ownership on Schedule 13G under the Exchange Act or Schedule 13D of the Exchange Act (or any comparable or successor report), which Schedule 13D does not state any present intention to (or reserve the right to) hold such Common Shares with the purpose or effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, or (E) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another (entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Common Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the Common Shares or, with respect to an entity other than the Company, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Common Shares, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the Common Shares or, with respect to an entity other than the Company, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or, for a non-corporate entity, equivalent securities) or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.7 Withholding

The Corporation shall have the right to deduct from all amounts paid in cash (whether under this Plan or otherwise) any taxes required by law or other amounts authorized by a Participant to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion the Participant may be required to pay to the Corporation the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value on the date such taxes are required to be withheld equals the amount required to be withheld.

1.8 Nontransferability

No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

1.9 No Right to Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability, or from any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

1.10 Construction of the Plan

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Delaware, without regard to conflict of law principles.

1.11 Amendment

(a) The Board of Directors may amend, suspend or terminate the Plan or any portion thereof and any Award hereunder at any time, provided that no amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 1.5(b) hereof) the total number of shares reserved for issuance pursuant to the Plan; (ii) change the class of Employees eligible to be Participants; (iii) decrease the minimum option prices stated herein (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or regulations thereunder); (iv) extend the expiration date of the Plan as it applies to incentive stock options; or (v) withdraw the administration of the Plan from a committee consisting of three or more members, each of whom is a Non-Employee Director. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with applicable law and rules and regulations thereunder. Notwithstanding anything in this Plan to the contrary, following a Change of Control the Board may not amend the Plan in a manner that would adversely affect any outstanding Award of a Participant without the written consent of such Participant.

(b) The Committee with the Participant’s consent may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (i) a stock option becomes exercisable; (ii) or a Restricted Stock becomes nonforfeitable; or (iii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

1.12	Dividends, Equivalents and Voting Rights; Cash Payments

Awards may provide the Participant with (i) dividends or dividend equivalents and voting rights prior to either vesting or earnout; and (ii) to the extent determined by the Committee, cash payments in lieu of or in addition to an Award.

1.13 Effective Date

The Plan shall be effective on October 1, 1999, subject to ratification by the stockholders of the Company. No incentive stock options may be granted under the Plan after October 1, 2009.

Section 2: STOCK OPTIONS

2.1 Authority of Committee

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom stock options shall be granted, the number of shares to be covered by each stock option and the conditions and limitations, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of the stock option. The number of shares of Common Stock with respect to which stock options may be granted to any Participant during any fiscal year shall not exceed 200,000 (subject to adjustment as provided in Section 1.5(b) hereof). The Committee shall have the authority to grant stock options that are intended to be, and qualify as, incentive stock options under Section 422A of the Code, or to grant non-qualified stock options, or to grant both types of stock options, except that incentive stock options can only be granted to Participants who are Employees of the Company or a Subsidiary. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such grant and vesting limitations as may be prescribed by Section 422A(d) of the Code, as from time to time amended, and any implementing regulations. Unless the Committee provides otherwise at the time of grant, or at anytime as provided in Section 1.6, an incentive stock option shall be issued in tandem with a Stock Appreciation Right and exercisable except as otherwise provided in the Plan.

2.2 Option Price

The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant in the case of incentive stock options or 50% of the Fair Market Value in the case of non-qualified stock options. The option price shall be subject to adjustment in accordance with the provisions of Section 1.5(b) hereof.

2.3 Exercise of Options

(a) The Committee may determine that any stock option shall become exercisable in installments and may determine that the right to exercise such stock option as to such installments shall expire on different dates or on the same date. Incentive stock options may not be exercisable later than ten years after their date of grant.

(b) In the event a Participant ceases to be an Employee with the consent of the Committee, or upon the occurrence of his or her death, Normal Retirement Date (or, if approved in writing by the Committee, his or her actual retirement date) or Disability Date, his or her stock options shall be exercisable at any time prior to a date established by the Committee at the date of grant. Except as otherwise provided by the Committee, if a Participant ceases to be an Employee for any other reason, his or her rights under all stock options shall terminate no later than the thirtieth (30th) day after such cessation of employment.

(c) Each stock option shall be confirmed by a stock option agreement executed by the Company and by the Participant. The option price of each share as to which an option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, or by a combination of cash and shares of Common Stock. In addition, the Committee may provide the Participant with assistance in financing the option price and applicable withholding taxes, on such terms and conditions as it determines appropriate.

(d) Stock options granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option (“AO”). If an option grant contains an AO, and if a Participant pays all or part of the purchase price of the option with shares of Common Stock held by the Participant for at least one (1) year, then upon exercise of the option the Participant shall be granted the additional option to purchase, at the Fair Market Value as of the date of the AO grant, the number of shares of Common Stock equal to the number of whole shares of Common Stock used by the Participant in payment of the purchase price and the number of whole shares of Common Stock, if any, withheld by the Company as payment for applicable withholding taxes. An AO may be exercised no earlier than one (1) year after its grant and no later than the date of expiration of the option to which the AO is related.

(e) Stock options may be exercised during the option term (as specified in the option agreement), by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other type of instrument as may be determined from time to time to be acceptable by the Committee or in accordance with procedures established by the Committee. As determined by, or in accordance with procedures established by, the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the case of the exercise of a non-qualified stock option in the form of Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Common Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a non-qualified stock option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted, as the case may be, in accordance with the original terms of the Restricted Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by, or in accordance with procedures established by, the Committee, in its sole discretion, at or after grant.

Section 3: RESTRICTED STOCK

3.1 Authority of Committee

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each Participant, the duration of the Restricted Period during and the conditions under which the Restricted Stock may be forfeited to the Company, the purchase price, if any, to be paid by a Participant for such Restricted Stock, and the terms and conditions of the Award in addition to those contained in Section 3.2. Such determinations shall be made by the Committee at the time of the grant.

3.2 Terms and Conditions

Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in Section 2.3(e), during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or his or her legal representative.

3.3 Termination of Employment

Unless otherwise provided by the Committee at the time of the grant of Restricted Stock, in the event a Participant voluntarily terminates his or her employment with the Corporation during the Restricted Period, or upon the occurrence of his or her death, during the Restricted Period, Normal Retirement Date (or, if approved in writing by the Committee, his or her actual retirement date) or Disability Date during the Restricted Period, the restrictions imposed hereunder shall lapse with respect to such shares of Restricted Stock. In the event a Participant ceases to be an Employee for any other reason during the Restricted Period, unless otherwise provided by the Committee, all shares of Restricted Stock shall thereupon be forfeited to the Company.